HENRY SCHEIN
                                 NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747

                                     FOR:     Henry Schein, Inc.
                                     CONTACT: Steven Paladino
                                              Executive Vice President and
                                              Chief Financial Officer
                                              steven.paladino@henryschein.com
                                              (631) 843-5500

                                              Susan Vassallo
                                              Director, Corporate Communications
                                              susan.vassallo@henryschein.com
FOR IMMEDIATE RELEASE                         (631) 843-5562


               HENRY SCHEIN REPORTS RECORD FIRST QUARTER RESULTS
                Income from Continuing Operations grows by 17%

MELVILLE, N.Y. - April 27, 2006 - Henry Schein, Inc. (Nasdaq: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter ended April 1, 2006.
         Net sales for the first quarter of 2006 were $1.16 billion, an increase of 9.3% from the first quarter of 2005 (See Exhibit A for details of sales growth). This increase includes 11.7% local currency growth (8.3% internally generated and 3.4% from acquisitions) offset by a 2.4% decline related to foreign currency exchange.
         First quarter income from continuing operations was $35.6 million, up 16.8% compared with the first quarter of 2005, and earnings per diluted share from continuing operations were $0.40, up 14.3% compared with the prior-year quarter. Income from continuing operations excludes an after-tax charge of $19.4 million, or $0.22 per diluted share, for the loss on disposal of the Hospital Supply business, which has previously been treated as a discontinued operation. Effective January 1, 2006, the Company adopted the new accounting rules on expensing stock-based compensation per Financial Accounting Standards No. 123(R) on a retrospective basis. All periods presented have been adjusted to give effect to FAS No. 123(R) which amounted to approximately $0.03 per share in Q1 2006 and Q1 2005.
         "Our financial results from continuing operations feature first quarter records for sales, income and diluted EPS," said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein. "Internal sales growth in local currencies once again exceeded our estimate for market growth and reflected strength in all business Groups."

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         For the quarter, Dental sales increased 10.4%, including 9.8% growth in local currencies (9.1% internally generated and 0.7% from acquisitions) and 0.6% related to foreign currency exchange. Of the 9.8% local currency growth, Dental consumable merchandise sales increased 9.9% (9.3% internal growth and 0.6% acquisition growth) and Dental equipment sales and service revenues were up 9.1% (8.4% internal growth and 0.7% acquisition growth).
         "The first quarter marks the 11th consecutive quarter of double-digit sales growth in our Dental Group as we continue to gain market share. Dental sales growth reflects a highly trained field sales force, effective and innovative marketing initiatives, and an ongoing commitment to expanding the products and services we bring to our customers," explained Mr. Bergman.
         Medical sales increased 6.8% during the first quarter (4.9% internal growth and 1.9% acquisition growth).
         "At the end of Q1 we completed the sale of our Hospital Supply business," commented Mr. Bergman. "This divestiture sharpens our focus on our office-based physician operations, which represents our core competency and is our foundation for future growth. Also, at the end of the quarter we completed our acquisition of NLS Animal Health. This acquisition represents a significant increase in Henry Schein's veterinary footprint in the United States, which along with our growing European veterinary presence, offers Henry Schein's vendor partners a unique opportunity to access veterinarians on an international basis."
         For the quarter, International sales increased 10.3%, including 20.3% growth in local currencies (10.8% internally generated and 9.5% from acquisitions) offset by a 10.0% decline related to foreign currency exchange. Internal sales growth was bolstered by the acquisitions of the Demedis operations in Austria, Halas Dental in Australia and Shalfoon Bros. in New Zealand.
         "Internal International sales growth in local currencies is approximately double our estimate for growth in the markets we serve. We enjoy tremendous opportunities overseas, and look forward to building upon our formidable presence particularly in Europe," added Mr. Bergman.
         Technology and Value-Added Services sales were 8.6% ahead of prior year, including 8.3% growth in local currencies (all internal) and 0.3% related to foreign currency exchange. Electronic services revenues continued a strong double-digit growth trend.

2006 EPS Guidance
         Henry Schein affirms 2006 financial guidance, as follows:

     o 2006 diluted EPS is expected to be $2.08 to $2.14 including the impact of expensing stock-based compensation per Financial Accounting Standards No. 123(R).



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     o   Diluted EPS growth is expected to be in the low double digits percentage range for the second quarter of 2006, and then to accelerate for the second half of the year due to the impact of seasonal influenza vaccine sales and the timing of certain expenses.
     o This 2006 diluted EPS guidance includes Henry Schein's expectations that it will distribute approximately 15 million to 17 million doses of influenza vaccine during 2006, including product manufactured by GlaxoSmithKline Biologicals (which includes the former ID Biomedical), Chiron Corporation and sanofi pasteur.
     o All guidance is for current continuing operations including completed acquisitions, and does not include the impact of potential future acquisitions.

First Quarter Conference Call Webcast
         The Company will hold a conference call to discuss first quarter financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
         Henry Schein, a Fortune 500(R) company, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 500,000 customers worldwide, including dental practices and laboratories, physician practices and veterinary clinics, as well as government and other institutions. The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 70,000 national and Henry Schein private-brand products in stock, as well as over 100,000 additional products available to our customers as special order items.
         Henry Schein also offers a wide range of innovative value-added practice solutions for healthcare professionals, such as ArubA(R), the Company's electronic catalog and ordering system. Its leading practice-management software solutions have been installed in more than 50,000 practices, including DENTRIX(R) and Easy Dental(R) for dental practices, and AVImark(R) for veterinary clinics.
         Headquartered in Melville, N.Y., Henry Schein employs nearly 11,000 people and has operations in 19 countries. The Company's sales reached a record $4.6 billion in 2005. For more information, visit the Henry Schein Web site at www.henryschein.com.


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         In accordance with the "Safe Harbor" provisions of the Private
Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors which, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
         Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: competitive factors; changes in the healthcare industry; changes in government regulations that affect us; financial risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence upon sales personnel and key customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service trouble with our third-party shippers; risks from rapid technological change; risks from potential increases in variable interest rates; financial risks associated with acquisitions; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation that affect us. The order in which these factors appear should not be construed to indicate their relative importance or priority.
         We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.


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                                (TABLES TO FOLLOW)

                                  HENRY SCHEIN, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                         (in thousands, except per share data)
                                     (unaudited)


                                                                Three Months Ended
                                                            --------------------------
                                                              April 1,       March 26,
                                                                2006           2005
                                                            -----------    -----------
Net sales ................................................  $ 1,161,781    $ 1,062,997
Cost of sales ............................................      824,179        761,603
                                                            -----------    -----------
       Gross profit ......................................      337,602        301,394
Operating expenses:
    Selling, general and administrative ..................      276,684        248,132
                                                            -----------    -----------
       Operating income ..................................       60,918         53,262
Other income (expense):
    Interest income ......................................        4,556          1,299
    Interest expense .....................................       (7,394)        (6,226)
    Other, net ...........................................          221           (113)
                                                            -----------    -----------
       Income from continuing operations before
        taxes, minority interest and equity in
        earnings of affiliates ...........................       58,301         48,222
Income taxes .............................................      (21,222)       (17,861)
Minority interest in net income of subsidiaries ..........       (1,560)           (45)
Equity in earnings of affiliates .........................          108            187
                                                            -----------    -----------
Income from continuing operations ........................       35,627         30,503

Discontinued operations:
    Income (loss) from operations of discontinued
       components (including loss on disposal of
       $32,272) ..........................................      (32,279)           560
    Income tax benefit (expense)..........................       12,911           (190)
                                                            -----------    -----------
    Income (loss) from discontinued operations ...........      (19,368)           370
                                                            -----------    -----------
Net income ...............................................  $    16,259    $    30,873
                                                            ===========    ===========

Earnings from continuing operations per share:
    Basic ................................................  $      0.41    $      0.35
                                                            ===========    ===========
    Diluted ..............................................  $      0.40    $      0.35
                                                            ===========    ===========

Earnings (loss) from discontinued operations per share:
    Basic ................................................  $     (0.22)    $     0.01
                                                            ===========    ===========
    Diluted ..............................................  $     (0.22)    $     0.00
                                                            ===========    ===========

Earnings per share:
    Basic ................................................  $      0.19    $      0.36
                                                            ===========    ===========
    Diluted ..............................................  $      0.18    $      0.35
                                                            ===========    ===========


Weighted-average common shares outstanding:
    Basic ................................................       87,310         86,679
                                                            ===========    ===========
    Diluted ..............................................       89,242         88,221
                                                            ===========    ===========

Note: The above prior period amounts have been restated to reflect the effects of our discontinued operations and the expensing of stock-based compensation pursuant to our adoption of FAS 123(R) using the modified retrospective application.


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

                                                HENRY SCHEIN, INC.
                                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands, except share and per share data)


                                                                                         April 1,     December 31,
                                                                                           2006           2005
                                                                                       -----------    -----------
                                                                                       (unaudited)
ASSETS
Current assets:
    Cash and cash equivalents ..................................................       $   159,890    $   254,498
    Available-for-sale securities...............................................            80,175         80,195
    Accounts receivable, net of reserves of $39,494 and $52,308 ................           546,414        582,617
    Inventories ................................................................           511,949        505,542
    Deferred income taxes ......................................................            30,108         35,505
    Prepaid expenses and other .................................................           164,970        126,052
                                                                                       -----------    -----------
            Total current assets ...............................................         1,493,506      1,584,409
Property and equipment, net ....................................................           194,258        190,746
Goodwill .......................................................................           682,482        626,869
Other intangibles, net .........................................................           133,936        123,204
Investments and other ..........................................................            62,762         57,892
                                                                                       -----------    -----------
            Total assets .......................................................       $ 2,566,944    $ 2,583,120
                                                                                       ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...........................................................       $   340,651    $   371,392
    Bank credit lines ..........................................................             3,380          2,093
    Current maturities of long-term debt .......................................            30,717         33,013
    Accrued expenses:
       Payroll and related .....................................................            83,318         96,113
       Taxes ...................................................................            44,532         65,070
       Other ...................................................................           146,477        156,433
                                                                                       -----------    -----------
            Total current liabilities ..........................................           649,075        724,114
Long-term debt .................................................................           488,214        489,520
Deferred income taxes ...........................................................           60,374         54,432
Other liabilities ..............................................................            56,146         53,547

Minority interest ..............................................................            14,258         12,353
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 shares authorized,
       none outstanding ........................................................               --             --
   Common stock, $.01 par value, 240,000,000 shares authorized,
       88,256,957 outstanding on April 1, 2006 and
       87,092,238 outstanding on December 31, 2005 .............................               883            871
   Additional paid-in capital ..................................................           587,107        559,266
   Retained earnings ...........................................................           684,217        667,958
   Accumulated other comprehensive income ......................................            26,670         21,059
                                                                                       -----------    -----------
            Total stockholders' equity .........................................         1,298,877      1,249,154
                                                                                       -----------    -----------
            Total liabilities and stockholders' equity .........................       $ 2,566,944    $ 2,583,120
                                                                                       ===========    ===========


Note: The above prior period amounts have been restated to reflect the effects of our adoption of FAS 123(R) using the modified retrospective application. Also, included above, as of December 31, 2005, there are approximately $44 million of accounts receivable, net of reserves, and approximately $16 million of inventories, net of reserves, related to discontinued operations which were sold during the three months ended April 1, 2006.


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

                                                 HENRY SCHEIN, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (in thousands)
                                                   (unaudited)

                                                                                           Three Months Ended
                                                                                       --------------------------
                                                                                         April 1,       March 26,
                                                                                           2006           2005
                                                                                       -----------    -----------

Cash flows from operating activities:
    Net income .................................................................       $    16,259    $    30,873
     Adjustments to reconcile net income to net cash
      used in operating activities:
           Loss on sale of discontinued operation, net of tax ..................            19,363            --
           Depreciation and amortization .......................................            14,352         13,237
           Stock-based compensation expense ....................................             3,857          3,740
           Provision for (recovery of) losses on trade and other
                 accounts receivable ...........................................               118           (208)
           Deferred income taxes ...............................................             4,978          1,638
           Undistributed earnings of affiliates ................................              (108)          (187)
           Minority interest in net income of subsidiaries .....................             1,560             45
           Other ...............................................................            (1,113)         1,089
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable ...........................................             4,599         14,434
                 Inventories ...................................................           (12,481)         8,610
                 Other current assets ..........................................             3,143         29,908
                 Accounts payable and accrued expenses .........................           (92,527)      (121,356)
                                                                                       -----------    -----------
Net cash used in operating activities...........................................           (38,000)       (18,177)
                                                                                       -----------    -----------
Cash flows from investing activities:
     Purchases of fixed assets .................................................           (11,168)        (8,138)
     Payments for business acquisitions, net of cash acquired ..................           (72,712)       (39,046)
     Purchases of available-for-sale securities ................................           (60,875)           --
     Proceeds from sales of available-for-sale securities ......................            60,895            --
     Net payments for foreign exchange forward contract settlements ............            (1,161)        (4,478)
     Other .....................................................................               191         (2,302)
                                                                                       -----------    -----------
Net cash used in investing activities ..........................................           (84,830)       (53,964)
                                                                                       -----------    -----------
Cash flows from financing activities:
     Net proceeds from bank borrowings .........................................             1,223            183
     Principal payments for long-term debt .....................................            (2,645)          (696)
     Proceeds from issuance of stock upon exercise of stock options ............            17,108         10,944
     Payments for repurchases of common stock ..................................               --         (16,310)
     Proceeds from excess tax benefits related to stock-based compensation .....             6,925          2,882
     Other .....................................................................              (186)          (401)
                                                                                       -----------    -----------
Net cash provided by (used in) financing activities ............................            22,425         (3,398)
                                                                                       -----------    -----------
Net change in cash and cash equivalents ........................................          (100,405)       (75,539)
Effect of exchange rate changes on cash and cash equivalents ...................             5,797          3,659
Cash and cash equivalents, beginning of period .................................           254,498        186,621
                                                                                       -----------    -----------
Cash and cash equivalents, end of period .......................................       $   159,890    $   114,741
                                                                                       ===========    ===========


NOTE: The above prior period amounts have been restated to reflect the effects of our adoption of FAS 123(R) using the modified retrospective application.


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

Exhibit A

                                                 Henry Schein, Inc.
                                                 2006 First Quarter
                                             Sales Growth Rate Summary
                                                    (unaudited)


                                               Q1 2006 over Q1 2005
                                               --------------------


                                               Consolidated      Dental         Medical     International    Technology
                                               ------------    -----------    ------------  -------------   ------------

Internal                                             8.3%           9.1%            4.9%         10.8%            8.3%

Acquisitions                                         3.4%           0.7%            1.9%          9.5%             --
                                               ------------    -----------    ------------  -------------   ------------
     Local Currency Sales Growth                    11.7%           9.8%            6.8%         20.3%            8.3%

Foreign Currency Exchange                           -2.4%           0.6%             --         -10.0%            0.3%
                                               ------------    -----------    ------------  -------------   ------------
     Total Sales Growth                              9.3%          10.4%            6.8%         10.3%            8.6%
                                               ============    ===========    ============  =============   ============


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